Exhibit 99.1

Sohu.com Inc.

The accompanying (unaudited) pro forma condensed consolidated financial statements present the historical financial information of Sohu.com Inc (“Sohu”), as adjusted for the disposition of Shenzhen 7Road Technology Co., Ltd.(“7Road”), Changyou My Sdn. Bhd (“Changyou Malaysia”) and Changyou.com (UK) Company Limited (“Changyou UK”) (collectively, the “Disposition”). The accompanying pro forma condensed consolidated balance sheet presents the historical financial information of Sohu as of June 30, 2015, as adjusted assuming the Disposition took place on June 30, 2015. The accompanying pro forma condensed consolidated statements of operations for the year ended December 31, 2014 and the six months ended June 30, 2015, present the historical financial information of Sohu as adjusted to reflect the exclusion of the operations of 7Road, Changyou Malaysia and Changyou UK for the applicable period as if the Disposition had occurred on January 1, 2014. The Disposition is not considered as a discontinued operation on the historical financial statements of Sohu.

The consolidated balance sheet as of June 30, 2015 and the consolidated statement of operations for the six months ended June 30, 2015 of Sohu set forth below have been derived from the historical unaudited condensed consolidated financial statements of Sohu included in its Quarterly Report on Form 10-Q for the quarter ended June 30, 2015. The consolidated statement of operations for the year ended December 31, 2014 of Sohu set forth below has been derived from the historical consolidated financial statements of Sohu included in its Annual Report on Form 10-K for the year ended December 31, 2014.

These pro forma condensed consolidated financial statements have been prepared by management, based on historical financial information of Sohu, 7Road, Changyou Malaysia and Changyou UK. These pro forma condensed consolidated financial statements may not be indicative of the results that actually would have occurred if the Disposition had taken place on the dates indicated. The pro forma condensed consolidated financial statements should be read in conjunction with the historical financial statements of Sohu for the year ended December 31, 2014 and for the six months ended June 30, 2015.

SOHU.COM INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF JUNE 30, 2015

(In thousands of US$)

	Sohu.com Inc (consolidated)	Pro Forma Adjustments	Footnote Reference	Pro Forma

ASSETS

Cash and cash equivalents	1,001,979	83,960	(1)	1,085,939
Restricted time deposits	250,866			250,866
Short-term investments	197,086			197,086
Accounts receivable, net	266,478	(18,371)	(2)	248,107
Prepaid and other current assets	129,700	76,808	(1), (2)	206,508
Held for sale assets	151,545	(151,545)	(1)	0

Total current assets	1,997,654	(9,148)		1,988,506

Fixed assets, net	540,977			540,977
Goodwill	193,830			193,830
Long-term investments, net	49,057			49,057
Intangible assets, net	88,784			88,784
Restricted time deposits	144,681			144,681
Prepaid non-current assets	10,255			10,255
Other assets	35,220			35,220

Total assets	3,060,458	(9,148)		3,051,310

LIABILITIES
Accounts payable	132,742			132,742
Accrued liabilities	294,517			294,517
Receipts in advance and deferred revenue	134,063			134,063
Accrued salary and benefits	86,512			86,512
Taxes payable	31,725			31,725
Deferred tax liabilities	24,229			24,229
Short-term bank loans	25,500			25,500
Other short-term liabilities	208,023	(62,603)	(1)	145,420
Contingent consideration	2,045			2,045
Held for sale liabilities	2,779	(2,779)	(1)	0

Total current liabilities	942,135	(65,382)		876,753

Long-term accounts payable	2,601			2,601
Long-term bank loans	344,500			344,500
Long-term taxes payable	24,830	15,010	(1)	39,840
Deferred tax liabilities	6,115			6,115

Total long-term liabilities	378,046	15,010		393,056

Total liabilities	1,320,181	(50,372)		1,269,809

Commitments and contingencies

Sohu.com Inc. shareholders’ equity	1,173,748	41,224	(1)	1,214,972
Noncontrolling interest	566,529			566,529

Total shareholders’ equity	1,740,277	41,224		1,781,501

Total liabilities and shareholders’ equity	3,060,458	(9,148)		3,051,310

SOHU.COM INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2014

(In thousands of US$, except per share data)

	Sohu.com Inc (consolidated)	Pro Forma Adjustments	Footnote Reference	Pro Forma

Revenues:
Brand advertising	541,158			541,158
Search and Web directory	357,839			357,839
Subtotal of online advertising revenues	898,997			898,997
Online games	652,008	89,729	(3)	562,279
Others	122,072			122,072

Total revenues	1,673,077	89,729		1,583,348

Cost of revenues:
Brand advertising	307,708			307,708
Search and Web directory	163,918			163,918
Subtotal of cost of online advertising revenues	471,626			471,626
Online games	142,549	24,673	(3)	117,876
Others	71,459	(4,726)	(4)	76,185

Total cost of revenues	685,634	19,947		665,687

Gross profit	987,443	69,782		917,661

Operating expenses:
Product development	409,285	25,310	(3)	383,975
Sales and marketing	526,514	2,058	(3)	524,456
General and administrative	204,325	7,624	(3)	196,701
Goodwill impairment and impairment of intangible assets acquired as part of business acquisitions	52,282			52,282

Total operating expenses	1,192,406	34,992		1,157,414

Operating profit /(loss)	(204,963)	34,790		(239,753)

Other income	9,959	1,233	(3)	8,726
Net interest income	30,977	5,148	(3)	25,829
Exchange difference	(1,142)	(70)	(3)	(1,072)

Income /(loss) before income tax expense	(165,169)	41,101		(206,270)

Income tax expense	6,050	1,322	(3), (5)	4,728

Net income /(loss)	(171,219)	39,779		(210,998)

Basic net loss per share attributable to Sohu.com Inc.	(4.33)			(5.03)
Shares used in computing basic net loss per share attributable to Sohu.com Inc.	38,468			38,468
Diluted net loss per share attributable to Sohu.com Inc.	(4.43)			(5.13)
Shares used in computing diluted net loss per share attributable to Sohu.com Inc.	38,468			38,468

SOHU.COM INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE SIX MONTHS ENDED JUNE 30, 2015

(In thousands of US$, except per share data)

	Sohu.com Inc (consolidated)	Pro Forma Adjustments	Footnote Reference	Pro Forma

Revenues:
Brand advertising	284,670			284,670
Search and Web directory	240,332			240,332
Subtotal of online advertising revenues	525,002			525,002
Online games	357,344	31,197	(3)	326,147
Others	66,552			66,552

Total revenues	948,898	31,197		917,701

Cost of revenues:
Brand advertising	204,399			204,399
Search and Web directory	108,471			108,471
Subtotal of cost of online advertising revenues	312,870			312,870
Online games	93,414	7,730	(3)	85,684
Others	37,070	(344)	(4)	37,414

Total cost of revenues	443,354	7,386		435,968

Gross profit	505,544	23,811		481,733

Operating expenses:
Product development	202,962	10,248	(3)	192,714
Sales and marketing	187,105	(46)	(3)	187,151
General and administrative	94,884	1,831	(3)	93,053

Total operating expenses	484,951	12,033		472,918

Operating profit /(loss)	20,593	11,778		8,815

Other income	2,717	1,033	(3)	1,684
Net interest income	12,263	2,916	(3)	9,347
Exchange difference	(870)	234	(3)	(1,104)

Income /(loss) before income tax expense	34,703	15,961		18,742

Income tax expense	27,819	2,295	(3), (5)	25,524

Net income /(loss)	6,884	13,666		(6,782)

Basic net loss per share attributable to Sohu.com Inc.	(1.51)			(1.75)
Shares used in computing basic net loss per share attributable to Sohu.com Inc.	38,556			38,556
Diluted net loss per share attributable to Sohu.com Inc.	(1.53)			(1.77)
Shares used in computing diluted net loss per share attributable to Sohu.com Inc.	38,556			38,556

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note A - Basis of presentation

The accompanying pro forma condensed consolidated financial statements are presented to reflect the disposition of 7Road, Changyou.com (UK) and Changyou My Sdn. Bhd by Sohu.com Inc (the “Disposition”). The accompanying pro forma condensed consolidated balance sheet has been prepared to give effect to the Disposition as if the Disposition had occurred on June 30, 2015. The accompanying pro forma condensed consolidated statements of operations include the historical operations of Sohu.com Inc and exclude the operations of 7Road, Changyou.com (UK) and Changyou My Sdn. Bhd as if the Disposition had occurred on January 1, 2014.

Note B - Pro forma adjustments

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Accordingly, actual results could differ from those estimates. The pro forma adjustments to the unaudited pro forma condensed consolidated balance sheet represent adjustments as if the Disposition had taken place on June 30, 2015, and the pro forma adjustments to the unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2014 and for the six months ended June 30, 2015 represent adjustments as if the Disposition had taken place on January 1, 2014.

(1) These adjustments reflect the effects of the Disposition as if the Disposition had occurred on June 30, 2015, and include:

i) recording of cash proceeds received at closing (US$84.0 million); receivables due from the buyers (US$58.4 million); and elimination of other short-term liabilities (US$62.6 million) established for advanced payment received from the buyers prior to June 30, 2015;.

ii) disposal of assets and liabilities held for sale as of June 30, 2015 as a result of the Disposition. Details of the aggregate assets and liabilities at June 30, 2015 are included in Table 1 below; and

iii) recording of gain from the Disposition of US$56.2 million and estimated tax expense of US$15.0 million, which is calculated by applying the applicable tax rate to the gain, which is the difference between the net consideration received from the buyers and Sohu’s tax basis in the equity interests sold in the Disposition.

Table 1

As of June 30, 2015
Cash and cash equivalents	$14,871
Prepaid and other current assets	13,677
Goodwill	109,735
Fixed assets	6,567
Intangible assets	6,331
Deferred tax assets	364

Held-for-sale assets	$151,545

Deferred tax liability	(959)
Accrued payroll and welfare	(628)
Deferred revenue	(138)
Tax payable	(1,054)

Held-for-sale liabilities	$(2,779)

(2) This adjustment reflects the reclassification of accounts receivable from game players of US$18.4 million that were not sold to the buyers. Pursuant to the agreements with the buyers, these accounts receivable will be collected by 7Road and distributed to Changyou after the completion of the Disposition. Accordingly, these accounts receivable are reclassified as other receivables from 7Road as if the Disposition had occurred on June 30, 2015.

(3) This adjustment reflects the elimination of the effects of the operations of 7Road, Changyou Malaysia and Changyou UK.

(4) This adjustment reflects the adding back of costs in connection with a revenue-sharing arrangement between Changyou and 7Road. Under an existing arrangement, Changyou has offered Internet value-added services with respect to the operation of web games and mobile games developed by 7Road. After Changyou collected proceeds from game players, it would remit a pre-agreed percentage of proceeds to 7Road as a revenue-sharing payment. The arrangement was in effect during the year ended December 31, 2014 and the six months ended June 30, 2015. Changyou’s related Internet value-added service revenues from game players were US$5.6 million and US$0.34 million, respectively, and Changyou made revenue-sharing payments to 7Road of US$4.7 million and US$0.34 million, respectively, for the year ended December 31, 2014 and the six months ended June 30, 2015. The arrangement was terminated in July 2015.

As 7Road was a consolidated variable interest entity of Changyou, the revenue-sharing payment paid by Changyou to 7Road and the corresponding revenue recorded by 7Road in their respective financial statements were eliminated upon preparation of the consolidated financial statements of Sohu. Treating the Disposition as if it had occurred on January 1, 2014, for purposes of these pro forma statements of operations, 7Road is treated as a third-party vendor to Changyou rather than a consolidated variable interest entity of Changyou and Sohu, and the revenue-sharing arrangements are treated as transactions between two independent third parties. Changyou’s revenue-sharing payments to 7Road were correspondingly adjusted back as costs of revenue of Changyou.

(5) A low effective tax rate was in effect primarily as a result of a preferential tax rate enjoyed by 7Road.